UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA Worldwide, Inc.
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IZEA Worldwide, Inc.

480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2018

Dear Stockholder:

We cordially invite you to attend the 2018 annual meeting of stockholders (the “Annual Meeting”) of IZEA Worldwide, Inc. (“IZEA,” “we,” “us” or “our”), which will be held on December 18, 2018 at 4:30 p.m., local time, at our offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. We have scheduled the Annual Meeting to:

•	elect the seven nominees to the Board of Directors nominated by the Board of Directors;

•	approve an amendment and restatement of IZEA’s 2014 Employee Stock Purchase Plan;

•	approve an amendment and restatement of IZEA’s 2011 Equity Incentive Plan.

•	approve on a non-binding advisory basis, the compensation paid to IZEA’s named executive officers (commonly known as “say-on-pay”);

•	approve the issuance of our common stock in connection with our acquisition of TapInfluence, Inc. in accordance with the Marketplace Rules of the NASDAQ Stock Market, LLC;

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only stockholders of record at the close of business on October 23, 2018, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Edward H. (Ted) Murphy
November 1, 2018	Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 at https://izea.com.

IZEA Worldwide, Inc.

PROXY STATEMENT
FOR
2018 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of IZEA Worldwide, Inc. (“the Company,” “IZEA,” “we,” “us,” or “our”), having its principal executive offices at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, is providing these proxy materials to you in connection with IZEA's 2018 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, December 18, 2018 at 4:30 p.m., local time, at our offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about November 1, 2018. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?

A:
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of October 23, 2018. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

Q:	How can I access the proxy materials over the Internet?
A:   You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2017 Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.

Q:	How do I attend the Annual Meeting?

A:
The meeting will be held on Tuesday, December 18, 2018 at 4:30 p.m., local time, at our offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. Directions to the meeting location may be obtained by contacting our Corporate Secretary at 407-985-2935.

Q:	Who can vote at the Annual Meeting?

A:
All stockholders of record as of the close of business on October 23, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 12,073,031 shares of common stock outstanding and entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name on the books and records of our transfer agent, Island Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or similar organization, then you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the bank, broker or similar organization is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record authorizing you to vote your shares.

Q:	What items will be voted on at the Annual Meeting?

A:	There are five proposals scheduled to be voted on at the Annual Meeting:

•	Proposal 1. Election of Directors. The election of the nominees to the Board nominated by our Board of Directors.

•	Proposal 2: Approval of the Amended and Restated 2014 Employee Stock Purchase Plan. The approval of an amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan.

•	Proposal 3: Approval of the Amended and Restated 2011 Equity Incentive Plan. The approval of an amendment and restatement of IZEA's 2011 Equity Incentive Plan.

•
Proposal 4: Non-Binding, Advisory Approval of Executive Compensation (“Say-On-Pay”). The approval, on a non-binding advisory basis, of a proposal regarding the compensation paid to IZEA’s named executive officers.

•
Proposal 5: Approval of the Issuance of Common Stock in Connection with the TapInfluence Acquisition. The approval of the issuance of our common stock in connection with our acquisition of TapInfluence, Inc. (“TapInfluence”) pursuant to that certain Agreement and Plan of Merger, dated as of July 11, 2018, by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended July 20, 2018 (the “TapInfluence Acquisition”), in accordance with the Marketplace Rules of the NASDAQ Stock Market, LLC (“NASDAQ”).

•
Proposal 6: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of BDO USA, LLP as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q:	What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares:

•	FOR the nominees to the Board;

•	FOR the approval of the Amended and Restated 2014 Employee Stock Purchase Plan;

•	FOR the approval of the Amended and Restated 2011 Equity Incentive Plan;

•	FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•	FOR the approval of the issuance of common stock in connection with the TapInfluence Acquisition;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

Q:	What if another matter is properly brought before the meeting?

A:
The Board does not anticipate that any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly raised at the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How do I vote?

A:
With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval of the amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan, the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, the approval of the issuance of our common stock in connection with the TapInfluence Acquisition in accordance with the Marketplace Rules of NASDAQ and the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	In Person. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on December 17, 2018 to be counted.

•
Via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on December 17, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote your shares. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	How many votes do I have?

A:
On each matter, you have one vote for each share of common stock you own as of the Record Date; however, we will disregard any votes cast “for” Proposal 5 in respect to shares of common stock issued at the closing of the TapInfluence Acquisition (see Proposal 5).

Q:	Who is soliciting proxies and who is paying for this proxy solicitation?

A:
We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

Q:	What does it mean if I receive more than one Notice of Internet Availability?

A:
If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.

Q:	Can I change or revoke my vote after submitting my proxy?

A:
Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a timely written revocation of your proxy to our Corporate Secretary at IZEA Worldwide, Inc. at our principal executive offices at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

•
Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:
The election of directors (Proposal 1), the approval of the amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan (Proposal 2), the approval of the amendment and restatement of IZEA's 2011 Equity Incentive Plan (Proposal 3), the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 4) and the approval of the issuance of common stock in connection with the TapInfluence Acquisition in accordance with the Marketplace Rules of NASDAQ (Proposal 5), are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner's vote on each proposal, there may be broker non-votes on Proposals 1, 2, 3, 4 and 5.

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 6) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 6.

Q:	How many votes are needed to approve the proposals?

A:	The following votes are needed to approve each proposal:

•
For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).

•
Proposal 2, which relates to the approval of the amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

•
Proposal 3, which relates to the approval of the amendment and restatement of IZEA's 2011 Equity Incentive Plan, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

•
Proposal 4, which relates to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

•
Proposal 5, which relates to the approval of the issuance of our common stock in connection with the TapInfluence Acquisition in accordance with the Marketplace Rules of NASDAQ, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal), excluding any votes cast “for” Proposal 5 in respect to common stock issued at the closing of the TapInfluence Acquisition.

•
Proposal 6, which relates to the ratification of our Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.

Q:	What is the quorum requirement for the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 12,073,031 shares outstanding and entitled to vote. Thus, the holders of 6,036,516 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:	Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K within four business days following the Annual Meeting.

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

Upon the recommendation of the Nominations and Corporate Governance Committee of our Board, on October 9, 2018, the Board expanded the Board from seven to eight positions and nominated eight directors, including the current seven members, for election at the 2018 Annual Meeting to hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The eight nominees for election to the Board at the Annual Meeting are: Edward H. (Ted) Murphy, Ryan S. Schram, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Jill M. Golder, Daniel R. Rua and Patrick J. Venetucci.

Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

The following table sets forth the nominees to be elected at the 2018 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company:
.

Name	Age	Year First Elected	Position
Edward H. (Ted) Murphy	42	2006	Founder, Chairman of the Board, President and Chief Executive Officer
Ryan S. Schram	38	2012	Chief Operating Officer and Director
Brian W. Brady	60	2012	Director
John H. Caron	61	2015	Director
Lindsay A. Gardner	58	2013	Director, Compensation Committee Chair
Jill M. Golder	56	2015	Director, Audit Committee Chair
Daniel R. Rua	49	2012	Director
Patrick J. Venetucci	50		Director Nominee

Information Concerning Directors and Nominees for Director

Set forth below is background information regarding each current director and nominee for director, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.

Edward H. (Ted) Murphy, Founder, Chairman of the Board, President and Chief Executive Officer founded IZEA in February 2006 as part of MindComet Corp., an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006 and Mr. Murphy has served as Chief Executive Officer and a director of IZEA since such time. Mr. Murphy is a serial entrepreneur who is recognized as a pioneer in paid blogging and a catalyst behind the social sponsorship industry. As the Founder, President and Chief Executive Officer, Mr. Murphy leads IZEA, both with his day-to-day operational leadership and with his strategic vision for IZEA and its products. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy brings to the Board extensive knowledge of the social sponsorship industry and a deep background in social media, mobile technology and e-commerce, as well as significant experience in financing technology growth companies.

Ryan S. Schram, Chief Operating Officer and Director, joined us in September 2011 as a senior executive leading our client development, campaign management, brand marketing, public relations and creator alliance departments. He joined our Board in October 2012. Prior to joining us, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at ePrize, the industry leader in integrated engagement marketing. Prior to that, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive. Mr. Schram holds a Bachelor of Arts degree in Management from the Eli Broad College of Business at Michigan State University. Mr. Schram brings to our Board substantial knowledge and working experience in marketing and client development in quickly evolving industries.

Brian W. Brady, Director, joined our Board in August 2012. Since 1995, Mr. Brady has been the President and Chief Executive Officer of Northwest Broadcasting, Inc., and Chairman of Bryson Holdings LLC. Collectively, these companies own and operate 15 television stations in nine markets. Mr. Brady currently serves on the board of Syncbak, a privately held technology company, SumTV, iPowow International, Layer3TV and TV4 Entertainment. Mr. Brady is also one of three senior advisors for Manhattan West Asset Management, an independent wealth management and high net worth financial advisory firm. Mr. Brady previously served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. He also previously served on the board of the National Association of Broadcasting (8 years), Saga Communication (9 years) and the Ferris State College Foundation Board (7 years). Mr. Brady holds a Bachelor of Science degree in advertising from Ferris State University. Mr. Brady brings to our Board more than 25 years of experience in the multi-media industry, making his input invaluable to us as we expand our portfolio of customers and platform offerings.

John H. Caron, Director, joined our Board in April 2015. Mr. Caron has 27 years of marketing experience in the consumer packaged goods and restaurant industries. Since May 2017, Mr. Caron has served as Vice President and a director of Entrepreneurs in Action, Inc., a Florida benefit corporation, which, among other things, will be the Manager of one or more funds to invest in early-stage and start-up social enterprises. Mr. Caron has also served as an independent director on the board of Actionable Quality Assurance since April 2017, on the board of Tijuana Flats since November 2015, on the board of Thrive Frozen Nutrition, Inc. since April 2014, and on the board of venVelo, a Central Florida early-stage venture fund, since May 2013. Prior to joining our Board, Mr. Caron was a member of our Strategic Advisory Board since June 2013. Mr. Caron served as the President of Olive Garden at Darden Restaurants Inc. from May 2011 to January 2013, Darden’s Chief Marketing Officer from March 2010 to May 2011 and Darden's Executive Vice President of Marketing for Olive Garden from 2003 to 2010. Before joining Darden Restaurants, Mr. Caron served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America from 2000 to 2002. Mr. Caron received a Bachelor of Science degree in Political Science from The Colorado College and a Masters degree in American Politics from New York University Department of Politics. Mr. Caron also earned an MBA in Marketing from New York University Stern School of Business. Mr. Caron’s decades of experience in leading and managing marketing and branding operations in highly competitive industries position him well to serve on our Board.

Lindsay A. Gardner, Director, joined our Board in December 2013. Mr. Gardner has 30 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Currently, Mr. Gardner serves as a Senior Vice President of T-Mobile. Previously, he was the Chief Content Officer of Layer3TV from January 2015 until its sale to T-Mobile in January 2018. In June 2010, he became a Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $100 billion under management. Since May 2010, he has focused on global buyout opportunities in the media sector. From 2007 to 2010, Mr. Gardner was a partner of New York-based, MediaTech Capital Partners. From 1999 until mid-2007, Mr. Gardner led distribution, sales and marketing for Fox Networks. Mr. Gardner is currently the Chairman on the board of the Courage Campaign Institute. Mr. Gardner received an MBA from The Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics from Brandeis University. Mr. Gardner’s significant experience in the media, technology and entertainment industries, as both an executive and a private equity investor, position him well to serve on our Board.

Jill M. Golder, Director, joined our Board in May 2015. Ms. Golder has 30 years of finance, accounting and corporate governance experience and has served in numerous leadership roles at Fortune 500 companies. Ms. Golder is currently the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., which she joined in April 2016. She was previously employed at Ruby Tuesday, Inc. from April 2013 to April 2016 where she served as Executive Vice President and Chief Financial Officer. Prior to joining Ruby Tuesday, Ms. Golder served as Chief Financial Officer for Cooper's Hawk Winery & Restaurants. Prior to her tenure at Cooper’s Hawk Winery & Restaurants, Ms. Golder spent 23 years at Darden Restaurants, holding progressively more responsible positions in finance including Senior Vice President of Finance for Olive Garden, Smokey Bones, Specialty Restaurant Group and Red Lobster. Ms. Golder also served as Director of Strategic Planning and Corporate Analysis for Domino's Pizza International from 1994 to 1995 and she earlier served as a Manager of Finance at Walt Disney World. Ms. Golder serves on the University of Tennessee Economics Advisory Council. She also serves on the Board of Directors for BarFly Ventures, Inc. She earned a Bachelor of Arts degree with a major in Economics at Kalamazoo College and a Masters degree in Business Administration from the University of Chicago Booth School of Business. Ms. Golder brings to our Board extensive knowledge of complex financial, accounting and operational issues highly relevant to our business.

Daniel R. Rua, Director, rejoined our Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private company that provides advanced adblock analytics and advertising revenue recovery for online publishers. From September 2006 to May 2011, Mr. Rua served as the Executive Chairman and an early investor in our predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund, since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of

Silicon Valley’s early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led Internet protocol development at IBM’s Networking Labs in Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo). Mr. Rua holds a B.S. degree in computer engineering from the University of Florida. He also earned a J.D. from the University of North Carolina School of Law and an MBA from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua’s extensive knowledge of our products and services as a director and early investor in our predecessor, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies, position him well to serve on our Board.

Patrick J. Venetucci, Director Nominee. Since 2016, Mr. Venetucci has served as the President of USA Operations and Integration for Dentsu Aegis Network, one of the largest holding companies in the advertising industry. In 2013, Mr. Venetucci founded the MobileAngelo Group, a technology investment and consulting firm where he initiated a global mobile roll-up capitalized by private equity and other ventures in technology that enable digital transformation, and served as its Chief Executive Officer until 2016. From 1990 to 2013, Mr. Venetucci worked for Leo Burnett Worldwide, a global advertising network, serving as its President of Global Operations from 2009 to 2013. In this capacity, he was responsible for growing large global accounts and leading global corporate functions such as corporate strategy, M&A, enterprise technology, internal audit, procurement, and production. Before this, Mr. Venetucci was Leo Burnett's Global Head of HR where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully-integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. Mr. Venetucci has served as an advisor to several innovative public and private technology companies, including Solstice Mobile, IZEA, Signal, ParqEx, and Quiver, as well as to private equity firms. Mr. Venetucci has an MBA in Finance and in Marketing & Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa. Mr. Venetucci’s extensive knowledge of the advertising industry positions him well to serve on our Board.

Director and Nominee Qualifications

The Board comprises a diverse group of leaders in their respective fields.  The Nominations and Corporate Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Patrick Venetucci was nominated to fill the additional seat on the Board created upon the expansion of the size of the Board from seven to eight members. Potential candidates were solicited from members of the Board, the Company’s executives and individuals personally known to the members of our Board. The Board is familiar with Mr. Venetucci through his service as an advisor to IZEA and believes that he is the best qualified candidate for election to the Board. Mr. Venetucci is a new nominee for election to the Board this year. His nomination is recommended by the Nominations and Corporate Governance Committee and approved by the Board.

Family Relationships

There are no family relationships among our executive officers and directors.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the eight director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2019 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Information Concerning Executive Officers

Set forth below is background information relating to our executive officers. Edward H. (Ted) Murphy and Ryan S. Schram are discussed above under Information Concerning Directors and Nominees for Director.

Michael R. Heald, Chief Financial Officer, age 54, was appointed as our Chief Financial Officer on August 15, 2018. Mr. Heald is a Florida-licensed CPA with 20 years of diverse public accounting, financial, and business consulting experience with a variety of companies and industries, including software development and media organizations. After graduating from the University of Central Florida in 1997 with a Bachelors of Science degree in Accounting, Mr. Heald worked as an auditor with BDO USA, LLP (“BDO”) and later with a local affiliate of BDO, Cross, Fernandez & Riley, LLP (which was later combined with BDO), where he advanced to the role of Audit Partner. In 2017, Mr. Heald founded MRH Accounting & Consulting, LLC to provide financial consulting and temporary CFO services to both private and public companies. His experience also includes serving nearly 2 years as the Florida Regional Controller for a publicly-held homebuilder headquartered in Bensalem, Pennsylvania.

Proposal 2: Approval of the Amended and Restated 2014 Employee Stock Purchase Plan.
We ask our shareholders to approve the amendment and restatement of the IZEA Worldwide, Inc. 2014 Employee Stock Purchase Plan (the “Plan”). On October 5, 2018, on the recommendation of the Compensation Committee, the Board unanimously approved the amendment and restatement of the Plan, subject to approval of the shareholders of the Company. The Plan is a broad-based plan that provides an opportunity for eligible employees of the Company and its designated subsidiaries and affiliates to purchase shares of the Company’s common stock (referred to herein as “shares”) through periodic payroll deductions at a discount from the then-current market price. The Plan does not provide for discretionary grants.

Under the Plan as currently in effect, up to 75,000 shares have been available for purchase since the Plan’s original adoption in 2014 (after giving effect to the 1-for-20 reverse stock split that was effective in January 2016), but that pool of shares is nearly exhausted. If approved by shareholders, an additional 425,000 shares will be made available for purchase under the Plan. The amendment and restatement of the Plan does not otherwise materially change the terms of the Plan, although certain provisions have been revised for clarity and consistency with current law and to reflect current Plan administrative practices.

Vote Required
Approval of the Plan by the shareholders will enable the Company to offer an updated and current market-competitive broad-based stock purchase plan to employees. The Board believes that the Plan is in the best interest of the Company and its shareholders because it will provide an important tool to attract, retain and reward the talented employees and officers needed for our success both within and outside the United States. In addition, in encouraging share ownership by employees, the Plan will align the interests of employees and shareholders.

The approval of the amended and restated Plan requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the proposal. Shareholders are requested in this Proposal 2 to approve the amended and restated Plan in substantially the form attached hereto as Appendix A. If shareholders do not approve this Proposal 2, then the amendment and restatement of the Plan will not become effective and the current Plan will continue in effect but will likely not have a sufficient number of shares to continue offering purchase rights to eligible employees after June 2019.

Recommendation of the Board
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2014 EMPLOYEE STOCK PURCHASE PLAN.

Summary of Material Provisions of the Plan

The principal features of the amended and restated Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. A copy of the amended and restated Plan is attached to this Proxy Statement as Appendix A, and is incorporated herein by reference. For purposes of this Proposal 2, “Committee” means the Compensation Committee of our Board or such other committee appointed by the Board or Committee to administer the Plan, and “Administrator” means the Committee or, subject to applicable law, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan.

Purpose of the Plan

The purpose of the Plan is to provide an opportunity for eligible employees of the Company and any parent, subsidiary or affiliate of the Company that has been designated by the Committee (each, a “Designated Company”) to purchase shares of the Company at a discount through voluntary contributions from such employees’ eligible pay, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such employees and the Company’s shareholders.

The rights granted under the Plan are intended to be treated as either (i) purchase rights granted under an “employee stock purchase plan,” as that term is defined in Section 423 of the Internal Revenue Code (the “Code”) (i.e., rights granted under a “423 Offering”), or (ii) purchase rights granted under an employee stock purchase plan that is not subject to the requirements of Section 423 of the Code (i.e., rights granted under a “Non-423 Offering”). The Committee has discretion to grant purchase rights under either a 423 Offering or a Non-423 Offering.

Shares Subject to Plan and Adjustments upon Changes in Capitalization

A total of 75,000 of the Company’s shares were initially authorized and reserved for issuance under the Plan (after giving effect to the 1-for-20 reverse stock split that was effective in January 2016). The Board has authorized and reserved for issuance an additional 425,000 shares for issuance under the amended and restated Plan, if approved by the shareholders.

In the event of any dividend or other distribution (whether in the form of cash, shares of common stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the Company’s structure affecting the common stock occurs, then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of shares of common stock of the Company that may be delivered under the Plan (including the numerical limits), the purchase price per share and the number of shares of common stock of the Company covered by each purchase right under the Plan that has not yet been exercised. The amended and restated Plan also addresses the treatment of offering periods and purchase rights in the event the Company is dissolved and liquidated or in case of certain “Corporate Transactions” (as defined in the Plan).

Administration

The Plan will be administered by the Committee. The Committee will have, among other authority, the authority to interpret, reconcile any inconsistency in, correct any default in and apply the terms of the Plan, to determine eligibility and adjudicate disputed claims under the Plan, to determine the terms and conditions of purchase rights under the Plan, and to make any other determination and take any other action desirable for the administration of the Plan. For purchase rights granted under a 423 Offering, the Committee is authorized to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. To the extent not prohibited by applicable laws, the Committee may delegate its authority to a subcommittee, the Administrator or other persons or groups of persons, including assisting with the day-to-day administration of the Plan.

Non-U.S. Sub-Plans

The Committee will also have the authority to adopt such sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States. Such sub-plans may vary the terms of the Plan, other than with respect to the number of shares reserved for issuance under the Plan, to accommodate the requirements of local laws, customs and procedures for non-U.S. jurisdictions.

Eligibility

Generally, any individual in an employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes is eligible to participate in the Plan and may participate by submitting an enrollment form or appropriate online form to the Company under procedures specified by the Administrator. As of July 1, 2018 (the start of the most recent offering period), approximately 103 employees, including 2 executive officers, were eligible to participate in the Plan.

However, the Committee, in its discretion may determine on a uniform basis for an offering that employees will not be eligible to participate if they: (i) have not completed at least two years of service since their last hire date (or such lesser period determined by the Committee), (ii) customarily work not more than 20 hours per week (or such lesser number of hours determined by the Committee), (iii) customarily work not more than five months per calendar year (or such lesser number of months determined by the Committee), (iv) are highly compensated employees within the meaning of Section 414(q) of the Code, or (v) are highly compensated employees within the meaning of Section 414(q) of the Code with compensation above a certain level or who are officers subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. As of the effective date of the amended and restated Plan and unless and until the Committee determines otherwise, each employee who has been employed for 90 or more days before the start of an offering period and not otherwise excluded under clauses (ii) and (iii) above will be an eligible employee for the offering period.

No employee is eligible for the grant of any purchase rights under the Plan if, immediately after such grant, the employee would own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the

Company or of any subsidiary or parent of the Company (including any shares which such employee may purchase under all outstanding purchase rights), nor will any employee be granted purchase rights to buy more than $25,000 worth of shares (determined based on the fair market value of the shares on the date the purchase rights are granted) under the Plan in any calendar year such purchase rights are outstanding.

Eligible employees who are citizens or resident of a jurisdiction outside the United States may be excluded from participation in the Plan if their participation is prohibited under local laws or if complying with local laws would cause a 423 Offering to fail to qualify under Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the Plan or an offering if the Administrator has determined that participation of such eligible employees is not advisable or practicable for any reason.

Offering Periods

The Plan will be implemented by consecutive offering periods with a new offering period commencing on the first day of the relevant offering period and terminating on the last day of the relevant offering period. Unless otherwise determined by the Committee, offering periods will run from January 1st through June 30th and from July 1st through December 31st. The Committee may change the duration of offering periods (including the commencement dates) if the change is announced at least five days before the scheduled beginning of the first offering period to be affected, provided that for a 423 Offering, the offering period will not exceed twenty-seven months.

Payroll Deductions

Except as otherwise provided by the Committee, up to a maximum of 10% of a participant’s eligible “compensation” (as defined in the Plan) may be contributed by payroll deductions or other payments that the Committee may permit a participant to make toward the purchase of shares during each offering period. A participant may elect to increase or decrease the rate of such contributions during any subsequent enrollment period by following electronic or other procedures prescribed by the Administrator. Any such new rate of contribution will become effective on the first day of the first offering period following the completion such form. A participant may change his or her rate of contributions at any time during an offering period by filing a new payroll deduction authorization in accordance with electronic or other procedures prescribed by the Committee.

Purchase Price

Unless otherwise determined by the Committee prior to the commencement of an offering period and subject to adjustment in the event of certain changes in our capitalization, the purchase price per share at which shares are sold in an offering period under the Plan will be equal to the lesser of 85% of the fair market value of the shares (i) on the first day of the offering period, or (ii) on the purchase date (i.e., the last day of the offering period). For this purpose, “fair market value” generally means the closing price of the shares of the Company’s common stock on the applicable date (or the most recently preceding trading day if the applicable date is not a trading day). The Committee has authority to establish a different purchase price for any 423 Offering or Non-423 Offering, including a percentage of fair market value determined only as of the purchase date. In no event, though, will the percentage of fair market value be less than 85%. As of October 30, 2018, the closing price of a share of the Company’s common stock on the Nasdaq Capital Market was $1.60.

Purchase of Shares

Each purchase right will be automatically exercised on the applicable purchase date, and shares will be purchased on behalf of each participant by applying the participant’s contributions for the applicable offering period to the purchase of whole shares at the purchase price in effect for that purchase date.

The maximum number of shares purchasable per participant during any single offering period may not exceed 2,000 shares (or such other limit as may be imposed by the Committee), subject to adjustment in the event of certain changes in our capitalization.

Any participant contributions not applied to the purchase of shares on any purchase date because they were insufficient to purchase a whole share will be distributed to the participant or carried over to the next offering period, based on the participant’s election. However, any amounts not applied to the purchase of shares during an offering period for any other reason will be refunded following the purchase date and will not be carried forward to any subsequent offering period.

Transferability

Purchase rights granted under the Plan are not transferable by a participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Withdrawals

Under procedures established by the Committee, a participant may withdraw from the Plan during an offering period no more than 31 days after the entry date. If a Participant withdraws from the Plan during an offering period, his or her accumulated contributions will be refunded without interest (unless required by local law). The Committee may establish rules limiting the frequency with which participants may withdraw and re-enroll in the Plan and may impose a waiting period on participants wishing to re-enroll following withdrawal.

Termination of Employment

If a participant ceases to be an eligible employee prior to a purchase date, contributions for the participant will be discontinued and any amounts credited to the participant’s account will be refunded, without interest, as soon as practicable, except as otherwise provided by the Administrator. The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among the Company and its affiliates.

Amendment and Termination of Plan

The amended and restated Plan becomes effective upon approval by the shareholders of the Company.

The Board or the Committee may amend the Plan at any time, provided that if shareholder approval is required pursuant to the Code, securities laws or regulations, or the rules or regulations of the securities exchange on which the Company’s shares are listed or traded, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an offering period in connection with a spin-off or similar corporate event. Upon termination of the Plan, all contributions will cease, all amounts credited to a participant’s account will be equitably applied to the purchase of whole shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to the participants.

U.S. Federal Income Tax Information

The following summary briefly describes the general U.S. federal income tax consequences of purchase rights under the Plan for participants who are tax resident in the United States, current as of October 8, 2018, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plan should consult their own professional tax advisors regarding the taxation of purchase rights under the Plan. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the United States does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

423 Offerings

Rights to purchase shares granted under a 423 Offering are intended to qualify for favorable federal income tax treatment available to purchase rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423(b) of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. If the shares are disposed of within two years from the purchase right grant date (i.e., the beginning of the offering period) or within one year from the purchase date of the shares, a transaction referred to as a “disqualifying disposition,” the participant will realize ordinary income in the year of such disposition equal to the difference between the fair market value of the shares on the purchase date and the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

If the shares purchased under the Plan are sold (or otherwise disposed of) more than two years after the purchase right grant date and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the sale price of the shares at the time of disposition over the purchase price, and (ii) the excess of the fair market value of the shares as of the purchase right grant date over the purchase price (determined as of the first day of the offering period) will be treated as ordinary income. If the sale price is less than the purchase price, no ordinary income will be reported. The amount of any such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be long-term capital gain or loss.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax reporting obligations and applicable limitations under the Code. In other cases, no deduction is allowed.

Non-423 Offerings

If the purchase right is granted under a Non-423 Offering, then the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income at the time of such purchase. In such instances, the amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date.

The Company (or applicable Designated Company) generally will be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant as a result of such disposition, subject to the satisfaction of any tax-reporting obligations and applicable limitations under the Code. For U.S. participants, FICA/FUTA taxes will generally be due in relation to ordinary income earned as a result of participation in a Non-423 Offering.

New Plan Benefits

The benefits to be received pursuant to the amended and restated Plan by the Company’s officers and employees are not currently determinable as they will depend on the purchase price of our shares in offering periods after the implementation of the Plan, the market value of our common stock on various future dates, the amount of contributions that eligible officers and employees elect to make under the amended and restated Plan and similar factors. The following table sets forth (1) the number of shares of the Company’s common stock that were purchased under the Plan during 2017, and (2) the aggregate purchase price paid, for the individuals and groups identified below.

NEW PLAN BENEFITS TABLE

Name and Position	No. of Shares Purchased (#)	Aggregate Purchase Price ($)
Edward H. (Ted) Murphy, Chief Executive Officer	—	$—
LeAnn C. Hitchcock, former Chief Financial Officer	2,000	$3,247
Ryan S. Schram, Chief Operating Officer	2,000	$3,247
Executive Group (3 officers)	4,000	$6,494
Non-Executive Director Group (5 directors)	—	$—
Non-Executive Officer Employee Group (22 employees)	12,168	$19,755

Proposal 3: Approval of the Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan.
On October 9, 2018, upon the recommendation of the Compensation Committee, the Board unanimously approved the amendment and restatement of IZEA’s 2011 Equity Incentive Plan (the "2011 Plan"), subject to approval of the shareholders of the Company. The Board is seeking stockholder approval of the amendment and restatement of the 2011 Plan to:

•
increase the number of shares of common stock that are authorized and reserved for issuance under the 2011 Plan by 1,000,000 shares, from 1,500,000 to 2,500,000 shares (subject to adjustment for stock splits, stock dividends and similar events);

•	add restricted stock units (“RSUs”) as a permitted type of award;

•	eliminate certain individual award limits on stock options for future awards, as a result of changes to Internal Revenue Code Section 162(m) made by the Tax Cuts and Jobs Act;

•	extend the term of the plan to ten years after the date of stockholder approval (i.e., to December 18, 2028, if the amendment and restatement of the plan is approved; and

•	make certain additional changes to meet current needs.

We refer to the amended and restated 2011 Plan in this proposal as the “Amended Plan.”
As of October 30, 2018, we had 255,886 shares of common stock available for future grants under the 2011 Plan. The Board believes that an adequate reserve of shares available for issuance under the 2011 Plan is necessary to enable IZEA to attract, motivate, and retain key employees and consultants through the use of competitive incentives that are tied to stockholder value as it implement its future growth plans. The Board believes the additional shares requested as part of the Amended Plan, based on historic and expected future grant practices, can be expected to last approximately three to five years.
Summary of the Amended Plan
The principal features of the Amended Plan are summarized below. The following summary of the Amended Plan does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached to this proxy statement as Annex B. Except as noted below, the terms of the Amended Plan are substantially similar to the terms of the 2011 Plan as amended and restated in 2017 approved by our stockholders at the 2017 annual meeting of stockholders.
Number of Authorized Shares and Share Counting. Under the 2011 Plan as originally adopted and amended and restated in 2017, stockholders authorized awards on up to 1,500,000 shares of our common stock. If the Amended Plan is approved by our stockholders, an additional 1,000,000 shares will be added to this share pool. Shares issues under the Amended Plan may consist of unissued shares, treasury shares or other shares reacquired by us.
Should an award expire or be canceled prior to its exercise or vesting in full or should the number of shares of stock to be delivered upon the exercise or vesting of an award be reduced for any reason (including in case of shares of stock withheld from an award to cover the purchase price of an option or any required tax withholding obligation), the shares of stock under the award that expire, are canceled or otherwise not delivered may be subject to future awards under the Amended Plan. Also, RSUs that are settled in cash will not count against this share pool.
Administration. The Amended Plan will be administered by the Compensation Committee of the Board (the “Committee’). Subject to the provisions of the Amended Plan, the Committee has full and final authority, in its discretion, to make awards under the Amended Plan, and to determine the individuals to whom each award is made and the number of shares covered thereby. The Committee also has the power to interpret the Amended Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended Plan as it deems necessary and advisable in its administration of the Amended Plan.
Eligibility. Awards may be granted under the Amended Plan to officers, employees, consultants and advisors of IZEA and its affiliates and to non-employee directors of IZEA. Incentive stock options may be granted only to employees of IZEA or its subsidiaries. As of October 30, 2018, approximately 130 individuals were eligible to receive awards under the Amended Plan, including three executive officers and five non-employee directors.
Types of Awards. The Amended Plan permits the granting of any or all of the following types of awards:

•
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise. The Amended Plan specifies certain default vesting provisions that will apply in the absence of a different determination by the Committee.

•
Restricted Stock. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee.

•
RSUs. The Committee may grant awards of RSUs, which are bookkeeping entries representing the equivalent number of shares of stock, and are settled either (i) by the delivery of one share of stock for each vested and payable RSU or (ii) in cash in an amount equal to the fair market value of one share of stock for each vested and payable RSU, all as specified in the applicable award agreement. These awards may be made subject to forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee. Grantees do not have voting or dividend rights under RSUs, unless and until shares of stock are delivered in settlement of the award. RSUs may include, however, dividend equivalent rights.

Unless the Committee, in its discretion, otherwise determines, no award granted under the Amended Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during a participant’s lifetime only by the participant.
Individual Award Limit for Options. The 2011 Plan as amended and restated in 2017 included an individual award limit on options. Under the 2011 Plan as amended and restated in 2017, no participant may be granted an option or options in any calendar year with respect to more than an aggregate of 375,000 shares of stock. This limit was added in order to permit stock options to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m) as then in effect. The Tax Cuts and Jobs Act, however, amended Section 162(m) to eliminate the “performance-based compensation” exception effective January 1, 2018, and as a result, individual award limits are no longer required for grants. The Amended Plan therefore eliminates this award limit for any options granted after the Amended Plan becomes effective.
Repricing Prohibited. The Amended Plan continues to prohibit repricing of options without further shareholder approval. For purposes of the Amended Plan, repricing means an amendment to reduce the exercise price of outstanding options or a cancellation of an out-of-the-money option in exchange for the grant of new options, or for an award of restricted stock, RSUs or cash.
Adjustments. If certain changes in the common stock occur by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, (i) the number and kind of securities for which options and restricted stock awards may be made under the Amended Plan, (ii) the number and kind of securities subject to any outstanding awards, (iii) the exercise price for outstanding options, and (iv) the individual award limit for options, shall be equitably adjusted by the Committee.
Change in Control. Upon the occurrence of a “change in control” (as defined in the Amended Plan), the Committee may in its discretion determine to accelerate the vesting of any outstanding awards, and with respect to outstanding options, may determine to cancel such options in exchange for a payment equal to the excess (if any) of the fair market value of the stock immediately before the change in control over the exercise price.
Term, Termination and Amendment of the 2011 Plan. Unless earlier terminated by the Board, the Amended Plan will terminate, and no further awards may be granted, ten years after the date on which this proposal is approved by stockholders. The Board may amend, suspend or terminate the Amended Plan at any time, except that, in certain cases, stockholder approval will be required for the amendment. The amendment, suspension or termination of the Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the Amended Plan generally applicable to IZEA and to participants in the Amended Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Restricted Stock and RSU Awards. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant in accordance with Section 83(b) of the Internal Revenue Code.
Tax Consequences to IZEA. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended Plan until all tax withholding obligations are satisfied.
New Plan Benefits
The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Plan are not presently determinable. As a result of the discretionary nature of the Amended Plan, it is not possible to state who the participants in the Amended Plan will be in the future or the number of options or other awards to be received by a person or group.

As of October 30, 2018, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current 2011 Plan: Mr. Murphy, 610,135; Mr. Schram, 104,678; Mr. Heald, 20,000; Ms. Hitchcock, 32,000; all current executive officers as a group,766,813; all current directors who are not executive officers as a group, 28,751; each nominee for election as a director, 746,064; each associate of any of such directors, executive officers or nominees, none; each other person who received 5% of the options, none; and all employees of IZEA, including all current employees who are not executive officers, as a group, 246,639. The closing price per share of our common stock as reported on NASDAQ on October 30, 2018 was $1.60.
Vote Required
The approval of the amendment and restatement of the 2011 Plan requires the affirmative ("FOR") vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF IZEA’S 2011 EQUITY INCENTIVE PLAN.

Proposal 4: Non-binding Advisory Approval of Executive Compensation
This Proposal 4 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
Our executive compensation program is designed to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Please read the “Executive Compensation” section beginning on page 30 for additional details about our executive compensation programs, including information about the compensation of our named executive officers.
We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 4. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation paid to IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
Although the vote on this Proposal 4 regarding the compensation of our named executive officers is not binding on our Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required
The approval, on an advisory basis, of the foregoing resolution regarding the compensation of our named executive officers requires the affirmative ("FOR") vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 5: Approval of the Issuance of Common Stock in connection with the TapInfluence Acquisition in accordance with the Marketplace Rules of NASDAQ

Summary

The purpose of this Proposal 5 is to obtain the stockholder approval to the extent it is required under NASDAQ Marketplace Rule 5635(a)(1) (“NASDAQ Rule 5635(a)(1)”) to permit the Company to issue common stock in connection with its acquisition of TapInfluence in an amount equal to 20% or more of the Company’s common stock outstanding before the issuance of common stock in connection with the TapInfluence Acquisition. Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the TapInfluence Acquisition or this Proposal.

Background

TapInfluence Acquisition

On July 26, 2018, the Company completed its merger with TapInfluence, Inc. (“TapInfluence”) pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018, by and among IZEA, IZEA Merger Sub, Inc., TapInfluence, certain stockholders of TapInfluence and the stockholders’ representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018 (the “TapInfluence Merger Agreement”). At closing, the Company paid to TapInfluence stockholders the sum of $1,500,000 (less a working capital adjustment of approximately $180,000) in cash, and issued 1,150,000 shares of the Company's common stock valued at $1,759,500 based on the closing market price of the Company's common stock on the closing date. The Company has agreed to pay former TapInfluence stockholders and certain advisors on the transaction an additional $4,500,000 in the form of cash, common stock or a combination thereof, at IZEA’s option, in two installments -- $1,000,000 six months after the closing date of the merger (the “Six-Month Post-Closing Payment”) and $3,500,000 twelve months after the closing date of the merger (the “Twelve-Month Post-Closing Payment”). Stock issuances, if any, will be determined based on the 30 trading day volume-weighted average price per share of the Company's common stock as reported by NASDAQ (the “30-day VWAP”) prior to the payment date. Future cash payments and stock issuances may be withheld from the Six-Month Post-Closing Payment or Twelve-Month Post-Closing Payment for post-closing working capital adjustments and to satisfy indemnifiable claims made by the Company with respect to any misrepresentations or breaches of warranty under the TapInfluence Merger Agreement by TapInfluence or the former stockholders of TapInfluence within twelve months after the closing date of the merger.

Pursuant to the TapInfluence Merger Agreement, on January 26, 2019, the Company must pay the Six-Month Post-Closing Payment of $1,000,000 and, on July 26, 2019, the Company must pay the Twelve-Month Post-Closing Payment of $3,500,000. Assuming a price per share of $1.53, such price being the price per share issued at the closing of the TapInfluence Acquisition, and that payments are made entirely in common stock, the Company would issue 653,595 shares in respect of the Six-Month Post-Closing Payment and 2,287,582 shares in respect of the Twelve-Month Post-Closing Payment. The actual amounts of shares to be issued in respect of these payments are uncertain, however, as they are dependent on the 30-day VWAP prior to the payment date and the Company’s decision what portion of such payments to make in common stock as opposed to cash.

Reasons for Stockholder Approval

Our common stock is listed on the NASDAQ, and as such, we are subject to the Marketplace Rules of NASDAQ. NASDAQ Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities not involving a public offering for cash, in connection with an acquisition of the stock or assets of another company, including the issuance of securities convertible into or exercisable for common stock, where (a) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock or securities convertible or exercisable for common stock or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Immediately prior to entering into the TapInfluence Influence Merger Agreement, 9,416,933 shares of our common stock were outstanding, constituting 100% of the Company’s equity voting power at such time. Therefore, pursuant to NASDAQ Rule 5635(a)(1), we must obtain stockholder approval before issuing 1,883,386 or more shares in connection with the TapInfluence Acquisition. Since we issued 1,150,000 shares of common stock at the closing of the TapInfluence Acquisition in July 2018, we must obtain stockholder approval in order to pay any amount of the Six-Month Post-Closing Payment and/or the Twelve-Month Post-Closing Payment with more than an aggregate 733,386 shares of common stock. Otherwise, we will be required to make the balance of such payments in cash. We do not currently have sufficient cash to make the Six-Month Post-

Closing Payment or the Twelve-Month Post-Closing and may need to seek alternative sources of financing in the event we must make either such payment in cash.

Voting Exclusion Statement

Pursuant to Nasdaq Listing Rule 5635 and IM-5635-2, “Interpretative Material Regarding the Use of Shares Caps to Comply with Rule 5635,” we will disregard any votes cast “for” Proposal 5 in respect to shares of common stock issued at the closing of the TapInfluence Acquisition, given such stockholders’ interest in the Six Month Post-Closing Payment and the Twelve-Month Post-Closing Payment.

Vote Required

The approval to issue shares of common stock in connection with the TapInfluence Acquisition requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy, excluding any votes cast “for” Proposal 5 in respect to common stock issued at the closing of the TapInfluence Acquisition. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the proposal.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE TAPINFLUENCE ACQUISITION.

Proposal 6: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2018.  We are presenting this selection to our stockholders for ratification at the annual meeting.
BDO served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2017.  A representative of BDO is expected to be present at the Annual Meeting. In addition to having an opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.
In the event that stockholders fail to ratify the appointment of BDO, the Audit Committee will take such action into account in reconsidering the appointment of BDO for 2018. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including auditing services and permitted non-audit services, be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which nonetheless the Board endeavors to approve prior to the completion of the audit.  The Audit Committee approved all audit and permitted non-audit services provided by BDO during 2016 and 2017.
The following table presents the aggregate fees billed by BDO for audit and non-audit services in 2017 and 2016, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table:

	Twelve Months Ended December 31,
Fee Category	2017	2016
Audit Fees (1)	$146,899	$135,160
Audit-Related Fees (2)	33,161	—
Tax Fees (3)	25,623	13,217
All Other Fees (4)	—	—
Total	$205,683	$148,377

(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional services rendered for the audit and review of financial statements.
(2)“Audit-Related Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review.
(3)“Tax Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for professional services for tax compliance. No tax advice or tax planning services were rendered by the principal accountant.
(4)“All Other Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for products and services other than those reported above.

Vote Required
Ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the approval of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our common stock as of October 30, 2018 by:

•	each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors and named executive officers; and,

•	all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after October 30, 2018, or by December 29, 2018, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information relating to our 5% beneficial owners is based on information we received from such holders.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and that person’s address is c/o IZEA Worldwide, Inc., 480 N. Orlando Avenue, Suite 200, Winter Park, FL 32789.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Edward H. (Ted) Murphy (2)	642,785	5.1%
Ryan S. Schram (3)	97,795	*
LeAnn C. Hitchcock (4)	45,932	*
Brian W. Brady (5)	1,434,052	11.9%
John H. Caron (6)	43,149	*
Lindsay A. Gardner (7)	106,168	*
Jill M. Golder (8)	24,811	*
Daniel R. Rua (9)	38,256	*
Patrick J. Venetucci (10)	2,083	*

All executive officers and directors as a group (9 persons) (11)	2,435,031	19.2%
_________________
* Less than 1%

(1)	Applicable percentage of ownership for each holder is based on 12,073,031 shares outstanding as of October 30, 2018.

(2)	Includes 164,140 shares and exercisable stock options to purchase 478,645 shares of common stock under our May 2011 Equity Incentive Plan.

(3)	Includes 16,159 shares and exercisable stock options to purchase 81,636 shares of common stock under our May 2011 Equity Incentive Plan.

(4)	Includes 13,932 shares and exercisable stock options to purchase 32,000 shares of common stock under our May 2011 Equity Incentive Plan.

(5)	Includes 1,424,163 shares, exercisable stock options to purchase 9,889 shares of common stock under our May 2011 Equity Incentive Plan.

(6)	Includes 40,649 shares and exercisable stock options to purchase 2,500 shares of common stock under our May 2011 Equity Incentive Plan.

(7)
Includes 102,586 shares, exercisable stock options to purchase 1,082 shares of common stock under our May 2011 Equity Incentive Plan and exercisable stock options to purchase 2,500 shares of common stock under our August 2011 Equity Incentive Plan.

(8)	Includes 22,311 shares, exercisable stock options to purchase 2,500 shares of common stock under our May 2011 Equity Incentive Plan.

(9)	Includes 29,226 shares, exercisable stock options to purchase 9,030 shares of common stock under our May 2011 Equity Incentive Plan.

(10)	Includes exercisable stock options to purchase 2,083 shares of common stock under our May 2011 Equity Incentive Plan issued to Mr. Venetucci for his service on IZEA's advisory board.

(11)
For all executive officers and directors as a group, this amount includes 1,813,166 shares and exercisable stock options to purchase 621,865 shares of common stock under our Equity Incentive Plans as further detailed in footnotes (2) through (10) above.

CORPORATE GOVERNANCE

Director Independence
The Board has determined that Brian W. Brady, John H. Caron, Lindsay A. Gardner, Jill M. Golder, Daniel R. Rua and Patrick Venetucci are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2).  As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

Board and Committee Meetings
During the fiscal year ended December 31, 2017:

•	the Board held 21 meetings;

•	the Audit Committee held four meetings;

•	the Compensation Committee held 12 meetings; and

•	the Nominations and Corporate Governance Committee did not hold a meeting.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.

Board Committees
Our Board has three active standing committees to assist it with its responsibilities. Below, we describe the three committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee's duties are to recommend to the Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements.  The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     The Audit Committee is comprised of three non-employee directors: Jill M. Golder, John H. Caron and Daniel R. Rua.  The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in Rule 5605 of the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  Ms. Golder serves as the audit committee chairman and is designated as the “audit committee financial expert” based on her nearly 30 years of finance, accounting and corporate governance experience. The Audit Committee met telephonically four times at regularly scheduled meetings during the year ended December 31, 2017.

Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers.  The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans, and recommending and approving grants of stock options or other awards under that plan.

The Compensation Committee is comprised of three non-employee directors: Lindsay A. Gardner, John H. Caron and Daniel R. Rua.  The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  Mr. Gardner serves as the chairman of the Compensation Committee. The Compensation Committee met as needed as part of the 12 regularly scheduled Board meetings during the year ended December 31, 2017.

Nominations and Corporate Governance Committee.  The purpose of the Nominations and Corporate Governance Committee is to select, or recommend for our entire Board's selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board.  The Nominations and Corporate Governance Committee's duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. The Nominations and Corporate Governance Committee is comprised of all of our non-employee directors: Brian W. Brady, John H. Caron, Lindsay A. Gardner, Jill M. Golder and Daniel R. Rua. The Nominations and Corporate Governance Committee did not meet independently during the year ended December 31, 2017.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Board Leadership Structure
Edward H. (Ted) Murphy has been our Chairman of the Board, President and Chief Executive Officer since 2006 when he founded IZEA. We believe that having one person, particularly Mr. Murphy with his deep industry and executive management experience, his extensive knowledge of the operations of IZEA and his own history of innovation and strategic thinking, serve as both Chairman and Chief Executive Officer is the best leadership structure for IZEA because it demonstrates to employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of company resources. We believe that we have been well served by this structure.
Five of our seven directors are independent within the meaning of SEC and Nasdaq rules. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee are independent and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. We do not have a lead independent director, but, as required by Nasdaq, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight and expertise from outside the company and industry, while Messrs. Murphy and Schram bring company-specific experience and expertise.

Board Role in Risk Oversight
While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. In addition, Mr. Murphy’s extensive knowledge of IZEA uniquely qualifies him to lead the Board in assessing risks. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at https://izea.com. Amendments to the Code of Business Conduct and Ethics or any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Recommendations for Board Candidates
The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominations and Corporate Governance

Committee for further review and consideration. The Nominations and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Corporate Secretary.
The Nominations and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or specified individual directors may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA Worldwide, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789
We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA Worldwide, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of Jill M. Golder, John H. Caron and Daniel R. Rua. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting.  In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and has discussed them with both management and BDO, IZEA’s independent registered public accounting firm. The Audit Committee has also discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence. When considering BDO’s independence, the Audit Committee considered and discussed, among other matters, whether BDO’s provision of non-audit services to IZEA is compatible with maintaining the independence of BDO. All audit and permissible non-audit services in 2017 and 2016 were pre-approved pursuant to these procedures. Based on the Audit Committee’s review of the financial statements and the various discussions noted above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted by the Audit Committee.
The Audit Committee:
Jill M. Golder (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the last two fiscal years, for (i) each person who served as our principal executive officer (“PEO”) during the year ended December 31, 2017; (ii) each person who served as our principal financial officer (“PFO”) during the year ended December 31, 2017; and (iii) up to two other most highly compensated executive officers other than the PEO or the PFO who were serving as executive officers as of December 31, 2017 (collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($) (2)	Total ($)
Edward H. (Ted) Murphy	2017	233,010	—	36,411	175,250	91,002	814	536,487
President and Chief Executive Officer	2016	232,942	—	—	168,541	79,842	1,027	482,352
Ryan S. Schram	2017	248,544	1,000	6,446	42,126	228,512	305	526,933
Chief Operating Officer	2016	248,572	—	—	38,929	164,908	—	452,409
LeAnn C. Hitchcock	2017	196,154	1,000	—	—	25,684	376	223,214
Chief Financial Officer	2016	202,250	—	—	—	16,698	—	218,948
(1) Represents the aggregate grant date fair value of stock options issued during the year as calculated in accordance with FASB ASC Topic 718. See “Critical Accounting Policies and Use of Estimates” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information, including valuation assumptions used in calculating the fair value of the awards.

(2)	Represents insurance premiums paid by IZEA with respect to life insurance for the benefit of the Named Executive Officer.

Employment Agreements

The following is a summary of the employment arrangements with our Named Executive Officers.

Edward H. (Ted) Murphy. On December 26, 2014, the Board signed an employment agreement with Edward H. (Ted) Murphy with an initial term commencing on December 1, 2014 and ending on November 30, 2017. The agreement auto-renews for successive one-year periods if no termination notice is provided. Pursuant to the employment agreement, Mr. Murphy receives an annual base salary of $225,000 with a guaranteed base salary increase of no less than 2% in April of each year and annual stock options with a fair value of $150,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 40,000 shares. In the event the fair market value of the stock option grant is less than $150,000 as limited by the 40,000 share cap, Mr. Murphy will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in Restricted Stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he is eligible for annual bonus distributions up to $85,000 in cash and $150,000 in stock options as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. For the year ended December 31, 2016, Mr. Murphy was awarded cash bonuses totaling $79,842 of which $15,078 was paid in 2017. For the year ended December 31, 2017, Mr. Murphy was awarded cash bonuses totaling $71,101 of which $28,387 was paid in 2018. Additionally, Mr. Murphy's annual stock option award on November 30, 2017 was capped at 40,000 shares with a fair value of $110,198. Therefore, the Board elected to pay the $39,802 difference in fair value with a 50% cash bonus of $19,901.

In connection with the agreement, Mr. Murphy received an option to purchase 40,000 shares of common stock at an exercise price of $5.20 per share, expiring on December 26, 2024. The option vested as to 6,000 shares immediately and the remainder vests in equal monthly installments over 41 months commencing December 31, 2014.

Mr. Murphy's employment agreement is subject to early termination for any reason upon written notice to him and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of six months of his current salary and twelve months of COBRA payments. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Murphy's employment terminates within six months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to six months of his then current base salary.

LeAnn C. Hitchcock. LeAnn C. Hitchcock resigned as CFO on August 15, 2018. Prior to that time, and pursuant to an employment agreement dated August 25, 2014, Ms. Hitchcock received an annual base salary of $185,000 and was eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. Effective December 1, 2015, the Board increased Ms. Hitchcock's salary to an annual base salary of $200,000 and granted her a stock option to purchase 10,000 shares of common stock at an exercise price of $8.00 per share, expiring on December 1, 2025. The option vests in equal monthly installments over 48 months commencing December 1, 2015.

    For the year ended December 31, 2016, Ms. Hitchcock was awarded cash bonuses totaling $16,698 of which $5,321 was paid in 2017. For the year ended December 31, 2017, Ms. Hitchcock was awarded cash bonuses totaling $26,684 of which $10,031 was paid in 2018.

Ryan S. Schram. On January 25, 2015, we entered into an amended and restated executive employment agreement, effective January 1, 2015, with Ryan S. Schram to serve as our Chief Operating Officer through December 31, 2017. The agreement auto-renews for successive one-year periods if no termination notice is provided. Per the agreement, Mr. Schram receives an annual base salary of $240,000 with an annual increase of no less than 2% on April 1st of each year beginning on April 1, 2015. Additionally, on January 1st each year, Mr. Schram receives annual stock options with a fair value of $25,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 6,667 shares. In the event the fair market value of the stock option grant is less than $25,000 as limited by the 6,667 share cap, Mr. Schram will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the difference in fair market value in Restricted Stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Mr. Schram will also be eligible for annual bonus distributions up to $100,000 in cash and $25,000 in stock options based on meeting certain key performance indicators set forth in his employment agreement, as well as an annual override cash bonus of 0.4% or 0.65% based on our gross revenue. If Mr. Schram is terminated for any reason other than death, disability or cause, or if he resigns for good reason (as those terms are defined in the Amended and Restated Executive Employment Agreement), Mr. Schram will be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram fails to retain his responsibilities, will be deemed to constitute good reason under the Amended and Restated Executive Employment Agreement. For the year ended December 31, 2016, Mr. Schram was awarded cash bonuses totaling $164,908 of which $47,475 was paid in 2017. For the year ended December 31, 2017, Mr. Schram was awarded cash bonuses totaling $223,757 of which $64,815 was paid in 2018. Additionally, Mr. Schram's annual stock option award on January 1, 2017 was capped at 6,667 shares with a fair value of $13,490. Therefore, the Board elected to pay the $11,510 difference in fair value with a 50% cash bonus of $5,755.

Outstanding Equity Awards at Fiscal Year End

Listed below is information with respect to unexercised options and equity incentive awards held by each Named Executive Officer as of December 31, 2017 pursuant to our equity incentive plans:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($) (1)	Option Expiration Date
Edward H. (Ted) Murphy (2)	25,000	—	$5.00	3/1/2023
President and Chief Executive Officer	9,384	—	$5.00	3/1/2023
	219,949	—	$5.00	8/15/2023
	69,382	1,476	$7.30	9/9/2019
	38,341	1,659	$5.20	12/26/2024
	5,323	1,977	$7.80	4/1/2025
	2,072	1,036	$8.40	7/1/2025
	1,998	1,309	$8.00	10/1/2025
	21,031	16,357	$7.80	11/30/2025
	3,976	4,321	$6.91	3/30/2026
	2,423	3,116	$5.75	5/16/2026
	3,022	5,036	$7.22	8/16/2026
	1,968	4,331	$4.72	11/17/2026
	12,500	27,500	$4.75	11/30/2026
	3,266	10,983	$4.20	3/31/2027
	2,229	9,658	$2.75	5/12/2027
	3,514	24,599	$1.95	8/14/2027
	2,500	37,500	$4.65	11/30/2027

Ryan S. Schram (3)	5,000	—	$5.00	3/1/2023
Chief Operating Officer	3,750	—	$5.00	3/1/2023
	9,667	333	$5.40	5/20/2019
	37,500	—	$6.80	11/3/2018
	5,278	1,389	$5.60	1/2/2025
	887	330	$7.80	4/1/2025
	341	170	$8.40	7/1/2025
	338	222	$8.00	10/1/2025
	3,442	2,913	$7.60	1/1/2026
	663	720	$6.91	3/30/2026
	404	519	$5.75	5/16/2026
	504	839	$7.22	8/16/2026
	328	722	$4.72	11/17/2026
	1,945	4,722	$4.51	1/1/2027
	544	1,831	$4.20	3/31/2027
	452	1,960	$2.75	5/12/2027
	532	3,723	$1.95	8/14/2027

LeAnn C. Hitchcock (4)	125	—	$5.00	3/1/2023
Chief Financial Officer	4,833	167	$5.40	5/20/2019
	17,500	2,500	$8.00	8/25/2019
	5,625	4,375	$8.00	12/1/2025

(1)	Unless otherwise indicated, the option exercise price represents the closing price of our common stock on the date of grant.

(2)
On March 1, 2013, Mr. Murphy received an incentive stock option to purchase 25,000 shares of common stock, vesting in equal monthly installments of approximately 694 shares over the three years following the grant date. Additionally, on March 1, 2013, Mr. Murphy received an incentive stock option to purchase 9,384 shares of common stock. The option fully vested after one year on March 1, 2014. In connection with our 2013 private placement, Mr. Murphy received a non-qualified stock option to purchase 219,949 shares of common stock. The option vested immediately as to 54,987 shares (25%) and the remainder vests in equal monthly installments of approximately 3,437 shares over four years. On September 9, 2014, Mr. Murphy received a non-qualified stock option to purchase 70,858 shares of common stock. The option vested immediately as to 7,381 shares and the remainder vests in equal monthly installments of approximately 1,476 shares over 43 months following the grant date. On December 26, 2014, Mr. Murphy received a non-qualified stock option to purchase 40,000 shares of common stock. The option vested immediately as to 6,000 shares and the remainder vests in equal monthly installments of approximately 829 shares over 41 months following the grant date. As a result of quarterly bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options totaling 13,715 shares on April 1, 2015, July 1, 2015 and October 1, 2015. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on November 30, 2015, Mr. Murphy received a non-qualified stock option to purchase 37,388 shares of common stock vesting in equal monthly installments of approximately 779 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options on March 30, 2016, May 16, 2016, August 16, 2016 and November 17, 2016 totaling 28,193 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on November 30, 2016, Mr. Murphy received a non-qualified stock option to purchase 40,000 shares of common stock vesting in equal monthly installments of approximately 833 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options on March 31, 2017 and May 12, 2017 totaling 26,136 shares. These options were subject to the approval of an increase in shares in our Equity Incentive Plan, which was approved on June 21, 2017. These options vest as to 1,139 shares on June 30, 2017 and the remainder vests in equal monthly installments of approximately 545 shares thereafter. On August 14, 2017, Mr. Murphy received anon-qualified stock option to purchase 28,113 shares for his second quarter bonus award. This option vests in equal monthly installments of approximately 586 shares over four years and expires ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on November 30, 2017, Mr. Murphy received a non-qualified stock option to purchase 40,000 shares of common stock vesting in equal monthly installments of approximately 833 shares over four years following the grant date.

(3)
On March 1, 2013, Mr. Schram received an incentive stock option to purchase 5,000 shares of common stock, vesting in equal installments of approximately 139 shares per month over three years from the grant date. Additionally, on March 1, 2013, Mr. Schram received an incentive stock option to purchase 3,750 shares of common stock. The option fully vested after one year on March 1, 2014. On May 20, 2013, Mr. Schram received an incentive stock option to purchase 10,000 shares, vesting in equal monthly installments of approximately 167 shares over five years following the grant date. On November 3, 2013, Mr. Schram received a non-qualified stock option to purchase 37,500 shares of common stock. The option vested as to 9,375 shares on November 3, 2014 and the remainder vests in equal monthly installments of approximately 781 shares thereafter. Pursuant to his employment agreement, on January 1, 2015, Mr. Schram received an incentive stock option to purchase 6,667 shares of common stock vesting in equal monthly installments of approximately 139 shares over four years following the grant date. As a result of quarterly bonus awards based on Key Performance Indicators, Mr. Schram received incentive stock options on April 1, 2015, July 1, 2015 and October 1, 2015 totaling 2,288 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on January 1, 2016, Mr. Schram received an incentive stock option to purchase 6,355 shares of common stock vesting in equal monthly installments of approximately 132 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Schram received incentive stock options on March 30, 2016, May 16, 2016, August 16, 2016 and November 17, 2016 totaling 4,699 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on January 1, 2017, Mr. Schram received an incentive stock option to purchase 6,667 shares of common stock vesting in equal monthly installments of approximately 139 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Schram received incentive stock options on March 31, 2017, May 12, 2017 and August 14, 2017 totaling 9,042 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart.

(4)
On June 8, 2012, Ms. Hitchcock received a non-qualified stock option to purchase 125 shares of common stock. This option vested as to 31 shares on June 8, 2013 and the remainder vests in equal monthly installments of approximately 3 shares thereafter. On March 1, 2013, Ms. Hitchcock received a non-qualified stock option to purchase 125 shares of common stock. The option fully vested after one year on March 1, 2014. On May 20, 2013, Ms. Hitchcock received a non-qualified stock option to purchase 5,000 shares of common stock, vesting in equal monthly installments of approximately 83 shares over five years. On August 25, 2014, Ms. Hitchcock received an option to purchase 20,000 shares of common stock. The option vests as to 5,000 shares (25%) one year after the issuance date and the remainder in equal monthly installments of approximately 417 shares over the following three years. On December 1, 2015, Ms. Hitchcock received an incentive stock option to purchase 10,000 shares of common stock, vesting in equal monthly installments of approximately 208 shares over four years following the grant date.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward H. (Ted) Murphy (1)	—	$—	2,576	$11,643
President and Chief Executive Officer	—	$—	7,386	$33,385

Ryan S. Schram (2)	—	$—	606	$2,739
Chief Operating Officer	—	$—	1,231	$5,564

(1)
We issued 2,812 shares and 7,543 shares of restricted stock on August 14, 2017 and November 9, 2017, respectively, to Mr. Murphy for amounts owed on his second and third quarter performance bonus. The stock was initially valued at $36,411 and vests in equal monthly installments over 48 months from issuance. As of December 31, 2017, 9,962 shares of the 10,355 issued shares of restricted stock are unvested with a total market value of $45,028 based on the closing stock price of $4.52 on December 31, 2017.

(2)
We issued 662 shares and 1,257 shares of restricted stock on August 14, 2017 and November 9, 2017, respectively, to Mr. Schram for amounts owed on his second and third quarter performance bonus. The stock was initially valued at $6,446 and vests in equal monthly installments over 48 months from issuance. As of December 31, 2017, 1,837 shares of the 1,919 issued shares of restricted stock are unvested with a total market value of $8,303 based on the closing stock price of $4.52 on December 31, 2017.

Equity Incentive Plans
In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc. (the “May 2011 Plan”). At our 2017 Annual Meeting of Stockholders held on June 21, 2017, the stockholders approved the amendment and restatement of the May 2011 Plan which increased the number of shares of common stock available for issuance under the May 2011 Plan by 500,000 shares. The amended May 2011 Plan allows us to grant options to purchase up to 1,500,000 shares as an incentive for our employees and consultants.  On August 22, 2011, we adopted the 2011 B Equity Incentive Plan (the “August 2011 Plan”) reserving 4,375 shares of common stock for issuance under the August 2011 Plan. As of December 31, 2017, options to purchase 70,474 shares have been exercised under the May 2011 Plan and the August 2011 Plan.

Under both the May 2011 Plan and the August 2011 Plan, the Board determines the exercise price to be paid for the shares, the period within which each option may be exercised, and the terms and conditions of each option. The exercise price of the incentive and non-qualified stock options may not be less than 100% of the fair market value per share of our common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the

Board at the time of grant, the purchase price is set at the fair market value of our common stock on the grant date, the term is set at ten years and the options typically vest on a straight-line basis over the requisite service period as follows: 25% of options shall vest one year from the date of grant and the remaining options shall vest monthly, in equal increments over the following three years. We issue new shares to the optionee for any stock awards or options exercised pursuant to the applicable 2011 Equity Incentive Plan.

On April 16, 2014, stockholders holding a majority of our outstanding shares of common stock, upon previous recommendation and approval of our Board, adopted the IZEA, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) and reserved 75,000 shares of our common stock for issuance thereunder. Any employee regularly employed by us for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) will be eligible to participate in the ESPP. The ESPP will operate in successive six month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $21,250 annually or 1,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first trading day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last trading day of the offering period. The ESPP will continue until January 1, 2024, unless otherwise terminated by our Board. As of December 31, 2017, 41,406 shares have been issued under the ESPP.

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	1,049,503	$5.97	417,992
Equity compensation plans not approved by security holders	—	—	—
Total	1,049,503	$5.97	417,992

(1)
As of December 31, 2017, we had 382,523 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan, 1,875 shares of common stock reserved for future issuance under our August 2011 Equity Incentive Plan and 33,594 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan.

As of October 30, 2018, we had 12,073,031 shares of common stock issued, outstanding stock options to purchase 1,060,377 shares of our common stock at an average exercise price of $5.58 per share, and outstanding warrants to purchase 414,036 shares of our common stock at an average exercise price of $8.57 per share.

Director Compensation

The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA, during the year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Brian W. Brady (1)	26,000	25,000	51,000
John H. Caron (2)	30,000	25,000	55,000
Lindsay A. Gardner (3)	26,000	25,000	51,000
Jill M. Golder (4)	30,000	25,000	55,000
Daniel R. Rua (5)	30,000	25,000	55,000
_________________

(1)
On August 7, 2012, we appointed Brian W. Brady to our Board. In 2017, Mr. Brady received 8,354 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as $30,399 based on the closing stock price at the end of each month as the shares vested throughout 2017. Mr. Brady also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.

(2)
On April 13, 2015, we appointed John H. Caron to our Board. In 2017, Mr. Caron received 8,354 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as $30,399 based on the closing stock price at the end of each month as the shares vested throughout 2017. Mr. Caron also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.

(3)
On December 10, 2013, we appointed Lindsay A. Gardner to our Board. In 2017, Mr. Gardner received 8,354 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as $30,399 based on the closing stock price at the end of each month as the shares vested throughout 2017. Mr. Gardner also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.

(4)
On May 26, 2015, we appointed Jill M. Golder to our Board. In 2017, Ms. Golder received 8,354 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as $30,399 based on the closing stock price at the end of each month as the shares vested throughout 2017. Ms. Golder also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.

(5)
On July 31, 2012, we reappointed Daniel R. Rua to our Board. In 2017, Mr. Rua received 8,354 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as $30,399 based on the closing stock price at the end of each month as the shares vested throughout 2017. Mr. Rua also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.

_________________

Effective March 1, 2013, the disinterested members of the Board implemented a compensation program for the directors that entitles each serving non-employee director to receive the following compensation:

•	An annual board retainer fee of $25,000 to be paid in restricted stock each calendar year earned equally over the year of service.

•	A cash retainer fee of $20,000 per year, payable in cash or restricted stock.

•	Reimbursement of actual and necessary travel and related expenses in connection with attending in-person Board meetings.

•	A $1,000 per meeting fee for all meetings of the Board, subject to a $6,000 annual cap.

•	A $1,000 per Audit Committee meeting fee, subject to a $4,000 annual cap.

Certain Relationships and Related Transactions

There have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the Annual Meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year's and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-985-2935 or at our headquarters at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

STOCKHOLDER PROPOSALS
We must receive proposals of stockholders intended to be presented at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) no later than July 3, 2019, so we may include such proposals in our proxy statement and form of proxy relating to the 2019 Annual Meeting.
Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2019 Annual Meeting, if we do not receive notice of a stockholder proposal on or before September 16, 2019 we will be permitted to use our discretionary voting authority as outlined above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership with respect to our equity securities and reports of changes in such ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the reports that we received and written representations that no other reports were required, we believe that during the year ended December 31, 2017, all Section16(a) filings were made in a timely manner, except that (i) Mr. Murphy filed one late Form 4 with respect to the granting of stock options on June 21, 2017 and (ii) Mr. Brady, Mr. Caron, Mr. Gardner, Ms. Golder, and Mr. Rua each filed one late Form 4 with respect to the granting of restricted shares on July 31, 2017.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNEX A

IZEA WORLDWIDE, INC.
2014 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective ___________, 2018)

1	PURPOSE.
The purpose of this Plan is to provide an opportunity for Eligible Employees of IZEA Worldwide, Inc. (the “Corporation”) and its Designated Affiliates to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Corporation makes no undertaking nor representation to maintain such qualification. In addition, this Plan document authorizes the grant of options under a non-423 Plan which do not qualify under Section 423 of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or its designate) designed to achieve desired tax or other objectives. The Plan was originally adopted effective January 1, 2014. This Plan document reflects an amendment and restatement of the Plan effective as of ______________, 2018, the date the amended and restated Plan was approved by the Shareholders (the “Restatement Effective Date”).

2	DEFINITIONS.

(a)
“Affiliate” shall mean any (i) Subsidiary and (ii) any other entity other than the Corporation in an unbroken chain of entities beginning with the Corporation if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in such chain.

(b)	“Board” shall mean the Board of Directors of the Corporation.

(c)	“Code” shall mean the Internal Revenue Code of 1986, of the USA, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(d)	“Code Section 423 Plan” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Code Section 423.

(e)	“Committee” shall mean the committee appointed by the Board in accordance with Section 13 of the Plan.

(f)	“Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(g)
“Compensation” shall mean an Eligible Employee’s base cash compensation, commissions and shift premiums paid on account of personal services rendered by the Eligible Employee to the Corporation or a Designated Affiliate, but shall exclude payments for overtime, incentive compensation, incentive payments and bonuses, with any modifications determined by the Committee. The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(h)
“Contributions” shall mean the payroll deductions (to the extent permitted under applicable local law) and other additional payments that the Corporation may allow to be made by a Participant to fund the exercise of options granted pursuant to the Plan if payroll deductions are not permitted under applicable local law.

(i)	“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424.

(j)	“Corporation” shall mean IZEA Worldwide, Inc., a Nevada corporation, and any successor or assign.

(k)
“Designated Affiliate” shall mean an Affiliate that has been designated by the Committee as eligible to participate in the Plan with respect to its Eligible Employees. In the event the Designated Affiliate is not a Subsidiary, it shall be designated for participation in the Non-423 Plan.

(l)
“Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder or as otherwise determined under applicable local law) by the Corporation or a Designated Affiliate on the Corporation’s or such Designated Affiliate’s payroll records during the relevant participation period. Employees shall not include individuals classified as independent contractors. For purposes of the Code Section 423 Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Corporation or a Designated Affiliate that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). For this purpose, where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately after such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

(m)
“Eligible Employee” shall mean each Employee; provided, however, that the Committee may exclude from participation in this Plan or any offering under the Plan any Employee who (i) has been employed by the Corporation or a Designated Affiliate for less than two (2) years, (ii) is customarily employed by the Corporation or a Designated Affiliate for twenty (20) hours per week or less, (iii) is customarily employed by the Corporation or a Designated Affiliate for not more than five (5) months per calendar year, or (iv) is a “highly compensated employee” of the Corporation or a Designated Affiliate (within the meaning of Code Section 414(q)). Consistent with the requirements of Code Section 423, the Committee may (A) select a shorter time period than those specified in clauses (i) - (iii), and (B) exclude highly compensated employees with compensation above a specified level or who are subject to Section 16 of the Securities Exchange Act of 1934, in each case to be applied in an identical manner for an offering under the Plan. As of the Restatement Effective Date and unless and until the Committee determines otherwise, each Employee who has been employed for 90 or more days before an Entry Date and not otherwise excluded under clauses (ii) and (iii) above shall be an Eligible Employee.

(n)
“Entry Date” shall mean the first day of the Offering Period (unless a later time for filing the completed payroll deduction authorization from is established by the Committee for all Eligible Employees with respect to a given Offering Period).

(o)
“Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as reported on the NASDAQ Capital Market on the date of determination if that date is a Trading Day, or if the date of determination is not a Trading Day, the last market Trading Day prior to the date of determination, as reported on NASDAQ or such other source as the Committee deems reliable.

(p)	“Non-423 Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Code Section 423.

(q)
“Offering Period” shall mean the period of six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on January 1 and July 1, respectively. The duration and timing of Offering Periods may be changed or modified by the Committee in accordance with Section 4 (subject to a maximum Offering Period of twenty-seven (27) months for the Code Section 423 Plan).

(r)	“Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(s)	“Plan” shall mean this Employee Stock Purchase Plan which includes: (i) a Code Section 423 Plan and (ii) a Non-423 Plan.

(t)	“Purchase Date” shall mean the last day of each Offering Period.

(u)	“Purchase Price” shall mean the price at which shares of Common Stock are purchased for an Offering Period as determined in accordance with Section 7.3.

(v)	“Restatement Effective Date” is as defined in Section 1 above.

(w)	“Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s Code of Regulations.

(x)	“Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

(y)	“Trading Day” shall mean a day on which U.S. national stock exchanges and the national market system are open for trading.

3	ELIGIBILITY.
Each Eligible Employee employed by the Corporation or Designated Affiliate as of an Entry Date shall be eligible to participate in the Plan with respect to the Offering Period commencing on such Entry Date. No Eligible Employee may participate in the Plan if immediately after an option is granted the Eligible Employee owns or is considered to own (within the meaning of Code Section 424(d)) shares of stock, including stock which the Eligible Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Eligible Employees who participate in the same offering under the Plan shall have the same rights and privileges under such offering, except for differences that may be needed to facilitate compliance with applicable local law, as determined by the Corporation and that are consistent with Code Section 423(b)(5); provided, however, that Eligible Employees participating in the Non-423 Plan by means of rules, procedures or sub-plans adopted pursuant to Section 14 need not have the same rights and privileges as Eligible Employees participating in the Code Section 423 Plan. The Board may impose restrictions on eligibility and participation of Eligible Employees who are officers and directors to facilitate compliance with federal or state securities laws or foreign laws.
If a Participant receives a hardship distribution from the Corporation’s qualified 401(k) plan, such Participant shall cease participation in the Plan and shall be unable to resume participation in the Plan until the later of six months from the date of the hardship distribution or such later date, to the extent required by the Corporation’s 401(k) plan.

4	OFFERING PERIODS.
The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on January 1 and July 1 of each year, or on such other date as the Committee shall determine, and continuing thereafter for six (6) months or until terminated pursuant to Section 12 hereof. The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without Shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that for the Code Section 423 Plan, the Offering Period shall not exceed twenty-seven (27) months.

5	PARTICIPATION.

1.
An Eligible Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, (i) a completed payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other authorization stating the amount of Contributions to the Plan expressed as an amount or percentage, in either case not to exceed ten percent (10%) of the Eligible Employee’s Compensation, and (ii) Plan enrollment form provided by the Corporation, or by following an electronic or other enrollment process as prescribed by the Committee. Where applicable local law prohibits payroll deductions for the purpose of the Plan, the Corporation may permit a Participant to contribute amounts to the Plan through payment by cash, check or other means set forth in the Plan enrollment form prior to each Purchase Date of each Offering Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds where administratively appropriate, except where applicable local law requires that Contributions to the Plan from Participants be segregated from the general corporate funds and/or deposited with an independent third party. No interest shall be paid or credited to the Participant with respect to such Contributions, unless required by local law. The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s Contributions shall be credited to such account. A Participant may not make any additional payments into such account.

2.
Under procedures established by the Committee, a Participant may withdraw from the Plan during an Offering Period no more than 31 days after the Entry Date, by completing and filing a new payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other Contribution authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee. If a Participant withdraws from the Plan during an Offering Period, his or her accumulated Contributions will be refunded to the Participant without interest (unless required by local law). The Committee may, subject to the requirements applicable to qualified cash or deferred arrangements set forth in the last paragraph of Section 3 hereof, establish rules limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

3.
A Participant may change his or her rate of Contributions at any time by filing (i) a new payroll deduction authorization or, if applicable local law prohibits payroll deductions for the purpose of the Plan, other authorization stating the amount of Contributions to the Plan expressed as an amount or percentage, in either case not to exceed ten percent (10%) of the Participant’s Compensation, and (ii) Plan enrollment form, or by following electronic or other procedures prescribed by the Committee. If a Participant has not followed such procedures to change the rate of Contributions, the rate of Contributions shall continue at the originally elected rate throughout the Offering Period and future Offering Periods. In accordance with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s Contributions to zero percent (0%) at any time during an Offering Period.

6	TERMINATION OF EMPLOYMENT.
In the event any Participant terminates employment with the Corporation or any of its Designated Affiliates for any reason (including death) prior to the expiration of an Offering Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid back to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest. Whether a termination of employment has occurred shall be determined by the Committee (subject to any post-employment participation period required by law). The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Affiliates, Affiliates and the Corporation, and the Committee may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Corporation and its Affiliates.

7	OFFERING.

1.
Subject to adjustment as set forth in Section 10, the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be the sum of (A) seventy-five thousand (75,000) shares plus (B) effective as of the Restatement Effective Date, four hundred twenty-five thousand (425,000) shares. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

2.
Each Participant who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of shares of Common Stock (not to exceed 2,000 shares, subject to adjustment under Section 10 of the Plan) which may be purchased with the Contributions accumulated on behalf of such Participant during each Offering Period at the Purchase Price specified in Section 7.3 below, subject to the additional limitation that no Participant shall be granted an option to purchase Common Stock under the Plan and all employee stock purchase plans of the Corporation and its Subsidiaries intended to be Code Section 423 plans, at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Notwithstanding the foregoing, stock purchased under a Non-423 Plan shall not limit the amount that a Participant may purchase under this Section 7.2. For purposes of the Plan, an option is “granted” on a Participant’s Entry Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan; or (ii) the termination of an Offering Period. This Section shall be interpreted so as to comply with Code Section 423(b)(8). To the extent permissible under Code Section 423 and the regulations thereunder, any amounts that remain in the Participant’s Account because of a share limitation shall be carried over to the next Offering Period.

3.
The Purchase Price under each option shall be the lower of (i) 85% (“Designated Percentage”) of the Fair Market Value of a share of Common Stock on the first day of the Offering Period or (ii) the Designated Percentage of the Fair Market Value of a share of Common Stock on the last day of the Offering Period. The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.

4.
For purposes of the Code Section 423 Plan only, and unless the Committee otherwise determines, each Designated Affiliate shall be deemed to participate in a separate offering from the Corporation or any other Designated Affiliate, provided that the terms of participation within any such offering are the same for all Participants in such offering, as determined under Code Section 423.

8	PURCHASE OF STOCK.
Upon the expiration of each Offering Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole shares of Common Stock which the accumulated Contributions credited to the Participant’s account at that time shall purchase at the applicable Purchase Price. Any amounts that remain in the Participant’s Account shall be refunded to the Participant or carried over to the next Offering Period, at the Participant’s election. Notwithstanding the foregoing, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes and/or social insurance contributions which the Corporation or its Designated Affiliate is required or permitted by applicable law or regulation of any governmental authority to withhold. Each Participant, however, shall be responsible for payment of all individual tax and social insurance contribution liabilities arising under the Plan.

9	PAYMENT AND DELIVERY.
As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of Contributions credited to the Participant’s account not used for the purchase, except as specified below. The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer. The shares shall be retained with such broker or agent for a thirty (30) day period of time or such longer period of time as may be required by the Committee.  The Committee may establish other procedures to permit tracking of disqualifying dispositions of such shares.  The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. Except as otherwise provided herein, no Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION; DISSOLUTION OR LIQUIDATION; CORPORATE TRANSACTIONS.

1.
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or other change in the Corporation structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share, and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7.

2.
Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Corporation, any Offering Period then in progress shall be shortened by setting a new Purchase Date and the

Offering Period shall end immediately before the proposed dissolution or liquidation. The new Purchase Date shall be before the date of the Corporation’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 5.2.

3.
In the event of a Corporate Transaction, in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such Corporate Transaction shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (3) all outstanding options shall terminate and the accumulated Contributions will be refunded without interest to the Participants.

11	TRANSFERABILITY.
Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as set forth in Section 22 and as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.

12	AMENDMENT OR TERMINATION OF THE PLAN.

1.	The Plan shall continue until the tenth anniversary of the Restatement Effective Date unless otherwise terminated in accordance with Section 12.2.

2.
The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever; provided that the Plan may not be amended in any way that would cause the Plan, if such amendment were not approved by the Corporation’s shareholders, to fail to comply with (i) the requirements for employee stock purchase plans under Section 423 of the Code (except as may relate to a Non-423 Plan) or (ii) any other requirement of applicable law or regulation, unless and until shareholder approval is obtained.

13	ADMINISTRATION.
The Board shall appoint a Committee consisting of at least two members who will serve for such period of time as the Board may specify and whom the Board may remove at any time. The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board and the Committee shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

14	COMMITTEE RULES FOR FOREIGN JURISDICTIONS AND THE NON-423 PLAN.

1.
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of Contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local legal requirements.

2.
The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations, which rules, procedures or sub-plans may be designed to be outside the scope of Code Section 423. The terms of such rules, procedures or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 7.1, but unless otherwise expressly superseded by the terms of such rule, procedure or sub-plan, the provisions of this Plan shall govern the operation of the Plan. To the extent inconsistent with the requirements of Code Section 423, such rules, procedures or sub-plans shall be considered part of the Non-423 Plan, and the options granted thereunder shall not be considered to comply with Section 423.

15	SECURITIES LAWS REQUIREMENTS.
The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

16	GOVERNMENTAL REGULATIONS.
This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

17	NO ENLARGEMENT OF EMPLOYEE RIGHTS.
Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Corporation or any Designated Affiliate or to interfere with the right of the Corporation or Designated Affiliate to discharge any Employee at any time.

18	GOVERNING LAW.
This Plan shall be governed by the laws of the State of Florida, U.S.A., without regard to that State’s choice of law rules.

19	EFFECTIVE DATE.
This Plan was originally effective January 1, 2014, and was approved by the Shareholders within 12 months after its adoption by the Board. This amendment and restatement of the Plan is effective upon the Restatement Effective Date.

20	REPORTS.
Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of Contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any. The Committee shall also file the appropriate reports with the IRS required under Code Section 6039(a) and provide the statements to Participants required under Code Section 6039(b).

21	NOTICE OF DISQUALIFYING DISPOSITIONS.
Each Participant who participates in the Code Section 423 Plan for an Offering Period shall give the Corporation prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under this Plan, if such disposition or transfer is made within two (2) years after the first day of the applicable Offering Period or within one (1) year after the applicable Purchase Date.

22	DESIGNATION OF BENEFICIARY FOR OWNED SHARES.
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Corporation during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ANNEX B

2011 EQUITY INCENTIVE PLAN
As Amended and Restated _________, 2018

1.    Purpose of the Plan.
This 2011 Equity Incentive Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to IZEA, Inc., a Nevada corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”
The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended, to the extent applicable. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.
2.    Administration of the Plan.
The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) for awards granted before 2018, “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5, 6, and 7 hereof, shall have full power and authority to designate recipients of Options, restricted stock (“Restricted Stock”), and restricted stock units (“RSUs”), and to determine the terms and conditions of the respective Option, Restricted Stock and RSU agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.
Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Restricted Stock and RSUs granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Restricted Stock or RSUs granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Restricted Stock or RSUs. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.
In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.    Designation of Optionees and Grantees.
The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), or Restricted Stock or RSUs (the “Grantees” and together with Optionees, the “Participants”), shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock or RSUs granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option, Restricted Stock or RSUs hereunder may be granted an additional Option or Options, Restricted Stock or RSUs if the Committee shall so determine.
4.    Stock Reserved for the Plan.
(a)    Number of Shares. Subject to adjustment as provided in Section 9 hereof, a total of (i) 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”) (after giving effect to the 1-for-20 stock split effective as of January 11, 2016), plus (ii) effective as of June 21, 2017 upon stockholder approval, an additional 500,000 shares of Stock, plus (iii) effective as of _____, 2018 upon stockholder approval, an additional 1,000,000 shares of Stock, shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock or RSUs expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock or RSUs be reduced for any reason, including in case of shares of Stock withheld from an award to cover the purchase price of an Option or any required tax withholding obligation, the shares of Stock theretofore subject to such Option, Restricted Stock or RSUs that expire, are canceled or otherwise not delivered may be subject to future Options, Restricted Stock or RSUs under the Plan. Any RSUs settled in cash shall not count against the number of shares of Stock available for awards under the Plan.
(b)    Individual Award Limit. Subject to adjustment as provided in Section 9 hereof, no Participant may be granted an Option or Options in any calendar year with respect to more than an aggregate of 375,000 shares of Stock. This award limit shall not apply to an Options granted from and after the effective date of this restatement.
5.    Terms and Conditions of Options.
Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 9 below. “Fair Market Value” means the closing price per share of the Common Stock on the grant date or, if not available, the final trading day immediately prior to the grant date on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market or OTC Bulletin Board (if the shares of Stock are regularly quoted on the NASDAQ Stock Market or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.
(b)    Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.
(c)    Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to 25% of the shares thereunder one year after the date of grant and as to the remaining 75% of such shares thereunder in equal monthly installments over the following 36 months.
Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.
For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:
(i)    a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(ii)    the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(iii)    the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or
(iv)    a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.
Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement. In addition, solely to the extent required by Section 409A of the Code, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any award subject to Section 409A of the Code unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code.
For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)    Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest), (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.
(e)    Non‑transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.
(f)    Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.
(g)    Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement
(h)    Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or for the stated term of such Option, whichever period is shorter.
For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(i)    Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof) or the balance of such Option’s term, whichever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.
(i)    In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.
(ii)    In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 15(d) hereof), or the date on which the Option otherwise expires by its terms; which ever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(f) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)
a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.
Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.
(j)    Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.
6.    Terms and Conditions of Restricted Stock.
Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.
(b)    Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.
(c)    Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.
(d)    Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.
(e)    Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.
(f)    Termination of Employment. The Committee shall determine the treatment of awards upon a Grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award. The Company shall have the right to complete the blank stock power for any shares of Restricted Stock that are forfeited in accordance with the terms of the award.
7.    Terms and Conditions of RSUs.
RSUs are a bookkeeping entry representing the equivalent number of shares of Stock, and are settled either (i) by the delivery of one share of Stock for each vested and payable RSU or (ii) in cash in an amount equal to the Fair Market Value of one share of Stock for each vested and payable RSU, all as specified in the applicable award agreement. The award of RSUs represents the mere promise of the Company to deliver a share of Stock or the appropriate amount of cash, as applicable, at the time of vesting (or such later date as provided by the award agreement) in accordance with and subject to the terms and conditions of the applicable award agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code. RSUs may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of RSUs upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Grantee rights. A Grantee shall have no rights to an award of RSUs unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.
(b)    Issuance of Certificates; Rights as a Stockholder. Upon the expiration or termination of any vesting period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to RSUs settled in Stock shall lapse, and, unless otherwise provided in the award agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Until such shares are issued, the Grantee shall have no rights as a stockholder with respect to the RSUs, including no voting or dividend rights, provided that the award agreement may provide for dividend equivalent rights that may be accrued and paid in cash or additional RSUs at the time, and to the extent, the underlying RSUs vest and become payable.
(d)    Forfeitability, Non-transferability of RSUs. RSUs are forfeitable until the terms of the RSU grant have been satisfied. The award agreement shall set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A of the Code or (2) otherwise within the requirements of Section 409A of the Code, in which case the award agreement shall specify upon which events such RSUs shall be settled. RSUs may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the period prior to settlement. A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.
(e)    Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding RSUs, in whole or in part, as determined by the Committee, in its sole discretion.
(f)    Termination of Employment. The Committee shall determine the treatment of awards upon a Grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award.
8.    Term of Plan.
No Option or award of Restricted Stock or RSUs shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of stockholder approval of this amendment and restatement of the Plan, but Options and awards of Restricted Stock and RSUs theretofore granted may extend beyond that date.
9.    Capital Change of the Company.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock and RSUs granted under the Plan.
The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.
10.    Purchase for Investment/Conditions.
Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Restricted Stock or RSUs under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options, Restricted Stock or RSUs as shall be determined by the Committee at the time of award.
11.    Taxes.
(a)    The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Restricted Stock or RSUs granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters. The Company may require or permit the Grantee to satisfy such obligations, in whole or in part, (i) by causing the Company or an affiliate to withhold up to the maximum required number of shares of Stock otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or an affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.
(b)    If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in

Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).
(c)    If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.
12.    Effective Date of Plan.
The Plan was originally effective on May 12, 2011 and amended and restated in 2017. This amendment and restatement of the Plan was adopted by the Board on October 9, 2018, subject to stockholder approval at the annual meeting of stockholders on December 18, 2018.
13.    Amendment and Termination.
The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option, Restricted Stock or RSUs theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:
(a)    materially increase the number of shares that may be issued under the Plan, except as is provided in Section 9;
(b)    materially increase the benefits accruing to the Participants under the Plan;
(c)    materially modify the requirements as to eligibility for participation in the Plan;
(d)    decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or
(e)    extend the term of any Option beyond that provided for in Section 5(b).
(f)    except as otherwise provided in Sections 5(d) and 9 hereof, reduce the exercise price of outstanding Options or effect repricing of an Option that is out of the money through cancellations and re-grants of new Options or an exchange of Options for awards of Restricted Stock, RSUs or cash.
Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.
It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules. Any payments described in the Plan that are due within the “short-term deferral period” as defined in the Section 409A Rules shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of the Section 409A Rules, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under the Section 409A Rules, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s separation from service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company, the Committee nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under the Section 409A Rules and neither the Company, the Committee nor the Board shall have any liability to any Grantee for such tax or penalty.
14.    Government Regulations.
The Plan, and the grant and exercise of Options, Restricted Stock or RSUs hereunder, and the obligation of the Company to sell and deliver shares under such Options, Restricted Stock and RSUs shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.
15.    General Provisions.
(a)    Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
(b)    Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.
(c)    Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
(d)    Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.
16.    Non-Uniform Determinations.
The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.
17.    Governing Law.
The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

IZEA Worldwide, Inc.
 ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 18, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA Worldwide, Inc., a Nevada corporation, hereby appoints Edward Murphy and Sandra Carbone, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA’s Annual Meeting of the Stockholders to be held at 4:30 p.m., local time, on Tuesday, December 18, 2018 (the “Annual Meeting”) at IZEA’s offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

Address change/comments:

 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of the listed nominees and FOR Proposals 2, 3, 4 and 5.

1.	Election of Directors
Nominees
	1	Edward H. (Ted) Murphy
	2	Ryan S. Schram
	3	Brian W. Brady
	4	John H. Caron
	5	Lindsay A. Gardner
	6	Jill M. Golder
	7	Daniel R. Rua
	8	Patrick J. Venetucci
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

2.	To approve an amendment and restatement of IZEA's 2014 Employee Stock Purchase Plan.
	☐	For
	☐	Against
	☐	Abstain

3.	To approve an amendment and restatement of IZEA's 2011 Equity Incentive Plan.
	☐	For
	☐	Against
	☐	Abstain

4.	To approve on a non-binding advisory basis, the compensation paid to IZEA's named executive officers.
	☐	For
	☐	Against
	☐	Abstain

5.	To approve the issuance of our common stock in connection with our acquisition of TapInfluence, Inc. in accordance with the Marketplace Rules of the NASDAQ Stock Market, LLC.
	☐	For
	☐	Against
	☐	Abstain

6.	To ratify the appointment of BDO USA, LLP as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2018.
	☐	For
	☐	Against
	☐	Abstain

For address change/comments, mark here. ☐ (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date